EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in this Registration Statement of Stolt Offshore S.A. on Form S-8, relating to the Stolt Offshore S.A. 2003 Stock Option Plan, of our report dated April 29, 2004, appearing in the Stolt Offshore S.A. Annual Report on Form 20-F for the year ended November 30, 2003.






/s/ Deloitte & Touche LLP
Glasgow, United Kingdom
13 May 2005